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                                                                     EXHIBIT 10R


                                    CORRECTED
                                  AMENDMENT TO
                        1992 EMPLOYEE STOCK PURCHASE PLAN
                          (AS AMENDED THROUGH MAY 1999)


     This document is an amendment to the 1992 Employee Stock Purchase Plan of Computer Network Technology Corporation (the "Company") as amended through May, 1999.

                                   WITNESSETH:

     WHEREAS, the Company has previously adopted the 1992 Employee Stock Purchase Plan (the "Plan"); and

     WHEREAS, the Plan has previously been amended; and

     WHEREAS, Section 16 of the Plan permits the Board of Directors to amend the Plan; and

     WHEREAS, at its March 19, 2001 meeting the Board of Directors approved amendments to the Plan; and

     WHEREAS, this document corrects the amendment previously executed in connection with the amendments approved at the March 19, 2001 meeting.

     NOW, THEREFORE, in consideration of the premises, the 1992 Employee Stock Purchase Plan (as amended through May 1999) is further amended effective for Purchase Periods beginning on or after June 1, 2001 as follows:

     1. Section 2.1 is amended by deleting subsection (b) and inserting in lieu thereof the following: "(b) Intentionally omitted."

     2. Section 2.1 is further amended deleting subsection (h) and inserting in lieu thereof the following:

     (h) "Compensation" means the wages, tips and other compensation paid to a Participant by the Company or an Affiliate and reportable in the box designated "wages, tips, other compensation" on Treasury Form W-2 (or any comparable successor box or form) for the calendar year but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2) of the Code). Compensation shall be determined on a cash basis. Provided, however, that Compensation shall include elective contributions made by the Company or an Affiliate on behalf of a Participant that are not includible in gross income under sections 125, 402(a)(8), 402(h), 403(b), 414(h)(2) and 457 of the Code including elective contributions authorized by a Participant under a cafeteria plan or any other qualified cash or deferred arrangement under section 401(k) of the Code. Provided, further that Compensation shall exclude all of the following: (i) reimbursements or other expense allowances including foreign service allowances, station allowances, foreign tax equalization payment and other similar payments;
(ii) welfare and fringe benefits (both cash and noncash) including third-party sick pay (i.e., short-term and long-term disability insurance benefits), income imputed from insurance coverages and premiums, employee discounts and other similar amounts, payments for vacation or sick leave accrued but not taken, final payments on account of termination of employment (i.e., severance payments) and settlement for accrued but unused vacation and sick leave; (iii) moving expenses; (iv) deferred compensation (both when deferred and when received); (v) the Saturday Night Stay-over Program; and (vi) any income related to the exercise of nonqualified stock options, the sale of stock within eighteen months of receipt under the Employee Stock Purchase Plan, the stock options received pursuant to any Company or Affiliate stock option plan, or the vesting of restricted stock under any Company or Affiliate stock award plan.



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     3. Section 2.1 is further amended by deleting subsection (j) and inserting in lieu thereof the following: "(j) Intentionally omitted."

     4. Section 6.2 is amended by deleting the second sentence of said Section and inserting in lieu thereof the following: "An Eligible Employee may elect withholding from Compensation in any whole percentage from 0% to 10%."

     5. Section 6.2 is further amended by substituting the dollar and amount of "$5,000" for the dollar and amount of "$2,500" where they appear in the third sentence of said Section.

     6. Except as amended hereby, the Plan shall continue in full force and effect.

     IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the 19th day of March, 2001.


                                       COMPUTER NETWORK TECHNOLOGY CORPORATION


                                       By: /s/Gregory T. Barnum
                                          --------------------------------------
                                          Gregory T. Barnum
                                          Its Chief Financial Officer